CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement (the “Agreement”) is entered into this 22dth day of May 2008 by and between Perf Go Green Inc. (“PGG” or “Client”) a Delaware corporation having a place of business at 645 5th Avenue, 8th Floor, New York, New York 10022, and Charles Gargano (“CONSULTANT”), an individual residing at 300 East 56th Street, New York, New York.

Preliminary Statement

A.     WHEREAS PGG, desires to be assured of the association and services of the Consultant as Senior Vice President of Governmental Affairs, in order to avail itself of the Consultant’s experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business, marketing and/or financial matters and is therefore willing to engage Consultant upon the terms and conditions set forth herein and:

B.     WHEREAS Consultant desires to be assured, and PPG desires to assure Consultant, that, if Consultant associates with PGG and allocates his resources necessary to provide Client with his business advisory, marketing and consulting services, Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.

Consultant agrees to be engaged and retained by Client and upon the terms and conditions set forth herein

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to a become business, marketing and financial Consultant to Client and to tender such advice, consultation, information, and services to the Directors and/or Officers of Client regarding general marketing and business matters including, but not limited to the following

1.1     Standard of Performance. Consultant shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of Consultant provided for herein which requires Client to provide certain information to assist Consultant in completion of the work shall b excused (without effect upon any obligation of Client) until such time as Client has fully provided all information and cooperation necessary for Consultant to complete the work. Consultant cannot guarantee results on behalf of Client, but shall use commercially resonable  efforts  in

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providing the services listed above. If an interest is communicated to Consultant regarding satisfying all or part of Client’s business; and corporate strategic planning needs, Consultant shall notify Client and advise it as to the source of such interest and any terms and conditions of such interest.

2.     Compensation to Consultant PGG agrees to pay Consultant a fee of two thousand dollars ($ 2,000), per week in his capacity of Senior Vice president of Governmental Affairs plus an additional commission of 2% of all sales directly attributable to the services of Consultant, to be earned upon receipt of payment by PGG, during an initial twelve month (12) month period subject to verification by PGG.

        As further consideration for Consultant entering into this Agreement, Client agrees that Consultant shall be entitled to warrants for 200,000 shares of Common Stock at an exercise price equivalent to $.50.

        Consultant acknowledges and understands that said stock is unregistered, restricted stock and that any certificate(s) for shares of the Client issued pursuant to this paragraph will contain the following restrictive legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY’S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         Note: Consultant shall have no obligation to perform any duties provided for herein if payment [cash and/or stock] is not received by consultant within the time periods as stipulated above. In addition, consultant’s obligations under this agreement shall be become null and void if any payment owing hereunder is not delivered within the time periods as stipulated above. Furthermore, the receipt of any compensation due to consultant upon execution of this agreement is not contingent upon any prior performance of any duties whatsoever described within this agreement Client expressly agrees that the engagement fee is deemed earned upon execution of this agreement and is thereafter non-refundable and non-cancelable.

         Additional Fees. Client and Consultant shall mutually agree upon any additional fees that Client may pay in the future for services rendered by Consultant under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with “B.”

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2.1    Expenses. Client shall reimburse Consultant for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges). Such reimbursement shall be payable within seven days after Client’s receipt of Consultant’ invoice.

3.      Indemnification. The Client agrees to indemnify and hold harmless Consultant against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person ~r property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees, or oilier representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

4.      Confidentiality.

4.1    Consultant and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultant and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultant and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

4.2    Consultant will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another’s benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultant during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultant or its representatives.

5.      Miscellaneous Provisions.

5.1    Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Consultant and Client.

5.2    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of  the  parties  hereto  and  their  respective  successors  and  permitted

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         assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

5.3    Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law doctrine. Client and Consultant agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be New York, New York.

5.4    Attorneys’ Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

5.5    Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

5.6     Facsimile Signatures. The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signature shall be deemed originals. The Parties further agree that within ten (10) days following the execution of this Agreement, they shall exchange original signature pages.

6.      Term/Termination. This Agreement is for a term of one year ending May 22, 2008.

7.      Representations, Warrants and Covenants. The Client represents warrants and covenants to the Consultant as follows:

The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions that are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client’s Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

8.      Representations, Warrants and Covenants. The Consultant represents warrants and covenants to the Client as follows:

The Consultant has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions that are provided for herein. The execution of this Agreement by the Consultant and its delivery to the Client, and the consummation by it  of’  the  transactions  which  are  contemplated  herein  are  not  in  conflict  with  any  of

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Consultants other activities or commitments.

9.      Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Client:
Perf Go Green Inc
645 5th Avenue, 8th Floor, New York, New York 10022,
Fax:

With a copy to

Hantman & Associates
Attn Robert Hantman

1414 Avenue of the Americas Suite 400

New York, New York 10019

Fax: 212 977 5719

If to Consultant:

Charles Gargano

300 East 56th Street

New York, New York 10019

Fax:

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

10.    Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLIENT: PGG

/s/ Michael Caridi
----------------------------
BY: Michael Caridi

Title: COO
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Date: 6/1/08

CONSULTANT:

/s/ Charles Gargano
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BY: Charles Gargano

Date: